                                                                   EXHIBIT 99.10


                EXTENSION AND MODIFICATION AND SECURITY AGREEMENT


         This Extension and Modification And Security Agreement, dated as of January 30, 2003 (the "Extension Agreement"), is made by and among Nutritional Sourcing Corporation ("NSC"), a Delaware Corporation (f/k/a/ Pueblo Xtra International, Inc.), Pueblo International, LLC ("Pueblo"), a Delaware limited liability company, Xtra Super Food Centers, Inc.(Xtra), a Delaware corporation, Pueblo Entertainment, Inc., a Delaware corporation, Xtra Merger Corporation, a Delaware corporation, Caribad, Inc., a Puerto Rico corporation and All Truck, Inc., a Delaware corporation (all, except NSC, herein referred to as a"Borrower" or "Borrowers") and Westernbank Puerto Rico, a Puerto Rico banking corporation (the "Lender").



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                                   BACKGROUND

         A. Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 1997 (as amended from time to time and including the Consent Agreement, the "Credit Agreement"), among NSC, Pueblo, Xtra and the Syndication Agent, the Administrative Agent (together, the "Agents"), and the Banks party thereto from time to time. As provided in Article XII capitalized terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the respective meanings prescribed in the Credit Agreement.

         B. Prior to August 1, 2002 Pueblo had informed the Banks that it would not pay certain interest due and payable on August 1, 2002 to NSC which in turn resulted in the failure of NSC to pay required interest to the United States Trust Company of New York as indenture trustee, pursuant to the terms of the indentures (the "Indentures"), dated as of July 28, 1993 and April 29, 1997, on August 1, 2002 (which was then the next due date for interest) in respect of the PXI Senior Notes (collectively referred to as "Interest Payment Defaults"). The Interest Payment Defaults constituted Events of Default under Section 9.04(a)(i) of the Credit Agreement. The Interest Payment defaults also constituted defaults in payment under the Indentures and were not cured and constituted "Events of



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Default" under and as defined in such Indentures. Pueblo has also failed to perform and comply with the covenanst contained in Sections 8.09, 8.10 and 8.11 of the Credit Agreement( the "Financial Covenant Defaults") which also constituted Events of Default under the Credit Agreement.

         C. In connection with the Interest Payment Defaults, Pueblo requested that the Banks forbear from exercising their rights and remedies under the Credit Documents. Subject to the terms and conditions of a Consent Agreement, dated as of August 1, 2002 by and among NSC, Pueblo, Xtra, the Agents and the Banks (the "Consent Agreement"), the Banks agreed to such request.

         D. As a result of the Interest Payment Defaults an involuntary petition was filed against NSC under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in Case No. 02-12550 (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Chapter 11 Case is pending.




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         E. All Obligations of Pueblo to the Banks pursuant to the Credit
Agreement, are due and payable February 1, 2002 (the "Due Date"). Such Obligations are guaranteed by NSC. Neither the Borrower, NSC nor any other person liable thereon has the means or ability to pay such Obligations on the Due Date.

         F. The Borrowers and NSC have requested that Lender make revolving and term loans to the Borrower and grant the Borrower other financial accommodations, up to the maximum amount of $80,000,000 for a period of 5 years. However, there is insufficient time for Lender to prepare the necessary documentation and for the Borrower and NSC to provide the necessary security and obtain the required approvals prior to the Due Date.

         G. Consequently, the Borrowers and NSC have requested that: (i) Lender purchase the Loans and other Obligations under the Credit Agreement, (ii) extend the times for payment thereof and (iii) grant the Borrowers additional Loans and other financial accommodations, as a bridge loan until September 30, 2003, all as a "bridge" facility and Lender is willing to do so, but only on the terms and


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subject to the conditions of this Extension Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                 ACKNOWLEDGMENTS

         1.1 ACKNOWLEDGMENT OF EXISTING INTEREST PAYMENT DEFAULTS; EXISTING CREDIT DOCUMENTS. The Borrowers and NSC acknowledge and agree that: (a) the Interest Payment Defaults are material in nature and constitute Events of Default; (b) the Credit Documents are, legal, binding, valid and enforceable against the Borrowers and NSC in every respect and all of the terms and conditions thereof are binding upon the Borrowers and NSC; (c) the PXI Senior Notes are fully subordinated to the Obligations of the Borrower to the Banks under the Credit Agreement; (d) the Subordinated Intercompany Notes are fully subordinated and subject in right of payment to the prior payment in full of the Obligations and (e) as of the date hereof there exists no defense, setoff, offset or counterclaim on the part of the Borrowers and NSC to any of the



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Obligations. The Borrowers and NSC further acknowledge and agree that as of a result of the Interest Payment Defaults and the Chapter 11 Case, the holder of the Obligations is entitled, upon notice to the Borrower, to accelerate the Obligations pursuant to the Credit Documents and to exercise all rights and remedies under the Credit Documents, applicable law or otherwise. With respect to the Interest Payment Defaults, to the extent that any of the Credit Documents require notification to the Borrowers and NSC of the existence of a default or an opportunity for the Borrowers and NSC to cure such a default, or both, such notice and period for cure have been properly given by the Banks or are hereby waived by the Borrower and NSC.

         1.2 ACKNOWLEDGMENT OF  OUTSTANDING OBLIGATIONS.   (a)  The
Borrowers and NSC represent and warrant to Lender that as of the Closing Date, the Borrower will be indebted to the Banks in an aggregate amount not in excess of:

         (i) the principal sum of $33,900,000, which it is anticipated will be apportioned as follows:


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Revolving Loans:        $ 30,000,000,

Swingline Loans:        $ -0-,

L/Cs Outstanding:       $ 3,900,000, plus

         (ii) accrued but unpaid interest, L/C Fees, Facing Fees and Commitment Commissions; plus

         (iii) the costs and expenses (including, reasonable attorneys' fees) incurred by the Banks in connection with negotiation and preparation of the sale of the Obligations to Lender.

         (b) The foregoing amounts, items 1.2(a)(i) through 1.2(a)(iii), inclusive, are hereafter collectively referred to as the "Current Outstanding Obligations". All such indebtedness will be owing by Borrowers and guaranteed by NSC, without any rights of offset, counterclaims or defenses of any kind. Nothing contained herein shall alter, amend, modify or extinguish the obligations of any Credit Party to repay the Current Outstanding Obligations and neither this Extension Agreement nor any of the other Financing Agreements constitute a novation of any of the Credit Documents.




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         1.3 ACKNOWLEDGMENT OF LIENS AND PRIORITY. Borrowers and NSC (a)
represent and warrant to Lender that pursuant to the Credit Documents the Banks hold (directly or through the Collateral Agent for their benefit) and upon purchase of the Obligations Lender will hold, first priority (subject only to those Liens specified on Part 1 of Schedule 8.4 hereto), valid, perfected security interests in and Liens upon (i) all of the Borrowers' assets, wherever located, including assets now owned or hereafter acquired, and as more specifically described in the Credit Documents; and (ii) those assets of NSC described on Schedule 1.3 hereto; (b) agree to promptly take all actions and execute all documents required by Lender in regard to such security interest and Liens, (c) represent and warrant to Lender that such security interest and liens secure and will as of the Closing Date secure all of the Obligations now or hereafter incurred including the Current Outstanding Obligations and all other amounts now owed by the Credit Parties to the Banks and which will hereafter be owed by the Credit Parties to the Lender hereunder and under the Credit Documents.




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         1.4 REAFFIRMATION OF SECURITY INTERESTS. (a) All of the assets of the
Credit Parties which were pledged, assigned, conveyed, mortgaged, hypothecated or transferred to or in favor of the Banks pursuant to the Credit Documents including, the Collateral, constitute and will constitute collateral security for all of the Obligations. Each Credit Party hereby reaffirms its respective prior conveyance to or in favor of the Collateral Agent and the Banks of a continuing security interest in and lien on the Collateral as well as a security interest in and lien upon any and all funds and/or monies of such Credit Party.

         (b) Not later than seven(7) days prior to the Extension Agreement Effective Date, the Borrower agrees to furnish Lender from the relevant filing offices in Puerto Rico, Florida, Delaware (and other relevant jurisdictions) UCC lien searches (or title searches in the case of real property) in respect of each Credit Party and the Mortgaged Properties.

         (c) In addition to the liens and security interest referred to in Sections 1.3 and 1.4(a) above the Borrowers and NSC will, on the Closing Date, grant the Lender additional liens and security interests, pursuant to Article V hereof.



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                                   ARTICLE II
                             PURCHASE OF OBLIGATIONS

         2.1 PURCHASE.   On the terms and subject to the conditions of this
Extension Agreement, but subject also to the terms and provisions of any agreement between Lender and the Banks, Lender shall purchase from the Banks (but, only if the Banks shall agree thereto on terms acceptable to Lender) as of the Closing Date all of the Banks' rights under the Credit Agreement and other Credit Documents, including all the Banks' rights in the Loans(as defined in the Credit Agreement [the "Purchased Loans"] and the Collateral(as defined in the Credit Agreement[ the "Purchased Collateral"]) (collectively, the "Purchased Assets").NSC and Borrowers acknowledge and agree that Lender will succeed to all rights of the Banks, the Administrative Agent and the Collateral Agent in, to and under the Purchased Assets.

         2.2 EXCLUSION OF LIABILITIES. Lender will not, and NSC and Borrowers agree Lender does not, assume any liabilities or obligations relating to the



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Purchased Assets arising prior to the Closing Date including those for breach of contract, tortious acts, fraudulent conveyance, lender liability claims, claims of usury, claims for illegality or violations of law.

         2.3 REPRESENTATIONS AND WARRANTIES RESPECTING THE PURCHASED ASSETS. To induce Lender to enter into this Extension Agreement and to consummate the transactions contemplated herein, Borrowers and NSC hereby represent and warrant to Lender:

         (a) The Banks will transfer to and Lender will acquire, good, valid and marketable title to the Purchased Assets, free and clear of any pledges, mortgages, Liens, charges, security interests, encumbrances, restrictions on transfer, defects or adverse claims or interests of any kind or nature whatsoever.

         (b) There are no claims, actions, suits, proceedings or investigations pending or threatened against the Banks or any Credit Party in respect of, or affecting any Purchased Asset, at law or in equity, or before any federal, commonwealth, state, county, municipal or other court, governmental body or arbitration tribunal.

         (c) The Banks, the Agent or the Collateral Agent has possession of, and will deliver possession of to Lender, on the Closing Date, all agreements,




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documents and instruments relating to the Purchased Assets, including, but not limited to, all original promissory notes executed by any Borrower or any other Credit Party in connection therewith, all certificates and all recorded lien and security interest instruments relating to the Purchased Collateral.

         (d) The Purchased Loans and all agreements, documents and instruments relating to the Purchased Assets constitute the legal, valid and binding obligations of the Credit Parties thereto, enforceable in accordance with their respective terms, all without offset, defense or counterclaim, including, without limitation, the liability and indebtedness of any Borrower in the amounts of the outstanding principal balances of the Purchased Loans. Without limiting the generality of the foregoing, all interest, fees, commissions or other compensation provided to be paid under the Purchased Assets are legally chargeable and collectible from the Borrowers under the laws of Puerto Rico or other applicable law (including amounts accrued through the Closing Date).

         (e) Schedule 2.3(e) sets forth the following information as to the Purchased Loans (as of the close of business on the date immediately preceding the date hereof and will be updated as of the date immediately preceding the Closing Date): (i) the outstanding principal amount, (ii) all outstanding




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letters of credit, trade acceptances, purchase and other guarantees, if any, issued by or on behalf of the Banks for the benefit of Borrower or any Obligor or other person in connection with Purchased Assets (together with the number, original and outstanding amount, issuer, account party, beneficiary and expiration date), (iii) the name and address of Obligors, subordinating creditors and/or participants or lead lenders (as the case may be), and (iv) participations (including the original, maximum and current amount of participation and percentage of participation, if any),

         (f) Except for the Interest Payment Defaults, and the filing and pendency of the Chapter 11 Case and possibly the failure by Pueblo to comply with the financial covenants in the Credit Agreement(Sections 8.09, 8.10 and 8.11 thereof), none of Borrowers or NSC is in default, and no other party is in default, in any material respect under any of the Purchased Assets and no event has occurred which with or without the giving of notice or passage of time or both would constitute an Event of Default.

         (g) The security interests, assignments, Liens, pledges, mortgages and other interests granted to, or in favor of the Banks with respect to the




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Purchased Collateral (i) constitute valid, enforceable and perfected first priority Liens upon and security interests in the Purchased Collateral (ii) are, except as set forth on Schedule 8.4 hereto, subject to no prior Liens or security interests and (iii) are security only for the obligations being purchased and all instruments and documents relating thereto in which recordation or filing is required to perfect such Liens have been recorded or filed in the appropriate section of the applicable registry or registries or filing office. The Banks have any necessary assignment schedules, Borrower certificates and consignments.

         (h) The Banks have duly and properly filed all financing statements, statements of assignments, notices of liens, factors lien agreements, accounts receivable financing agreements, mortgages, assignments of conditional sales contracts and other documents and instruments in all jurisdictions where required to perfect, preserve and protect their interests in the Purchased Collateral, including all continuation statements, affidavits of continuance, renewals and other instruments that must be filed in order to maintain such interest in the Purchased Collateral.




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         (i) The Banks have possession of, and will deliver possession to Lender at closing, all Purchased Collateral where possession is a requisite to the perfection of a security interest in the Purchased Collateral. The Banks have notified third parties in all cases where notification to third parties is a requisite to the perfection of a security interest in the Purchased Collateral.

         (j) Borrowers have insured the Purchased Collateral at all times against all hazards normally insured by Borrowers in the ordinary course of business which shall include at a minimum, but not be limited to, fire, theft, windstorm, earthquake, vandalism, pilferage and risks covered by extended coverage insurance, and all such policies are or at Closing will be payable to Lender and its assigns as loss payee.

         (k) The outstanding aggregate amount of Purchased Loans and other obligations being purchased, including interest accrued on the Purchased Loans will, as of the Closing Date, as stated by the Banks to Lender, be true, accurate and complete in all respects.

         (l) Schedule 2.3(l) hereto sets forth all bank accounts and lock boxes relating to the Purchased Assets and indicates the bank account or lock box used to receive collections from the Purchased Assets.



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         (m) No representation or warranty by Borrowers or NSC, in this Section
2.3 and no document, certificates or other instruments or exhibit furnished to Lender by any of them or any Affiliates pursuant hereto (including but not limited to all Schedules and Exhibits hereto) or in connection with the transactions contemplated by this Article II contains as of the date hereof nor will contain as of the Closing Date any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained herein or therein not misleading.

         2.4 WAIVER. The Borrowers and NSC waive and release all rights to assert against Lender any and all claims, demands or causes of action any of them may have against any of the Banks. There are no amounts owing or which will be owing by Lender to any Credit Party (a) by reason of Lender's acquisition of the Purchased Assets or (b) in respect of or on account of any charges to, or payments by, any Credit Party in connection with any of the Purchased Loans, including any rebates on account of fees or similar charges paid to the Banks.




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                                   ARTICLE III
                           MODIFIED CREDIT FACILITIES

         In lieu of the Loans, Commitments and other financial accommodations provided for in the Credit Agreement, Lender intends to make Loans and grant Borrower other financial accommodations as hereafter set forth in this Article III as follows:

         3.1      REVOLVING LOANS.

         (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrowers up to the amount equal to:

                  (i) Up to ninety (90%) percent of the Net Amount of Eligible Accounts, PLUS

                  (ii) Up to the lesser of: (A) sixty five percent (65%) of the Value of Eligible Inventory or (B) eighty percent (80%) of the "Net Recovery Percentage" for Eligible Inventory, PLUS

                  (iii) Up to One Hundred Percent (100%)of the Pledged Cash,
                  LESS



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                  (iv) any Availability Reserves;

                  PROVIDED THAT, except in Lender's discretion, the aggregate amount of Revolving Loans at any time outstanding pursuant to
                  Section 3.1(a)(i)(ii)and (iii) hereof shall in no event exceed Thirty Five Million dollars ($ 35,000,000).

        (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts and Eligible Inventory to the extent that Lender determines in good faith that: (A) the Dilution with respect to the Accounts for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (C) the amount determined pursuant to section 3.1(b)(i)(A) hereof as of the close of any month is greater than 5% or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of



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days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves. Lender anticipates that any reduction on account of a determination by Lender under Section 2.1(b)(i)(C) hereof will be at a rate which is not less than twice the percentage determined thereunder.

         (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 3.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and



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Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         (d) Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 3.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         3.2 LETTER OF CREDIT ACCOMMODATIONS.

         (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by


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Lender to any issuer thereof and/or related parties in connection with the
Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 3.2.

         (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations Borrowers shall pay to Lender a letter of credit fee at a rate equal to two point five percent (2.5%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four point five percent (4.5%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for



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so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Extension Agreement.

         (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) thirty five percent (35%) of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America, Puerto Rico or the Virgin Islands and (ii) if the proposed Letter of Credit Accommodation is for any other purpose an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation an Availability Reserve shall be established in the applicable amount set forth in Section 3.2(c)(i) or Section 3.2(c)(ii).


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         (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed Ten Million Dollars ($10,000,000) in the aggregate, included within the overall Revolving Loans. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 3.2(d) to the extent of such cash collateral.

         (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent or any other person with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of, or any other person with respect to, any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assume all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit


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Accommodations and any documents, drafts or acceptances thereunder. Borrowers hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 3.2(e) shall survive the payment of Obligations and the termination or non- renewal of this Extension Agreement.

         (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or

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any other issuer or correspondent under or in connection with any Letter of
Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower names.

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         (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         3.3 AVAILABILITY RESERVES. All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

         3.4 MAXIMUM CREDIT. Except in Lender's discretion, the aggregate amount of all of the Loans at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans, exceed the amounts available under the lending formulas, or the Maximum Credit, as applicable, such event shall not

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limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded. The Maximum Credit shall have the following sublimits : (a) Accounts and Inventory- as stated in
Section 3.1(a)(i) and (ii) hereof and (b) Pledged Cash- as stated in Section 3.1(a)(iii) hereof.


         3.5 NOTIONAL CONTRACTS. Lender shall have no obligation to furnish any Credit Party with any facilities relating to interest rate "caps" or other hedging vehicle or any notional contract.

                                   ARTICLE IV
                                INTEREST AND FEES

         In lieu of the interest and fees provided for in the Credit Agreement and the Consent Agreement Borrower shall pay to Lender interest and fees as follows:

         4.1   INTEREST.

         (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. Notwithstanding any other provision hereof(except Section 4.1(d)(i) in no event shall the interest payable hereunder be less than six percent (6%) per annum. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

         (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDED THAT, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Extension Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iv) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate

Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

         (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Extension Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period Exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Revolving Loans then available to Borrower under Section 3.1 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

         (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall (i) charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation and if any part of this Extension Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto and (ii) except as may be required by the preceding subclause (i) the Interest Rate never be less than six percent (6%) per annum.

         4.2 EXTENSION FEE. Borrower shall pay to Lender as an extension fee the amount of $1,200,000 or 1.5% of the Maximum Credit, whichever is greater, which shall be fully earned as of the date of execution hereof and payable on the Extension Agreement Effective Date.

         4.3 SERVICING FEE. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $5,000 in respect of Lender's services for each month (or part thereof) while this Extension Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         4.4 UNUSED LINE FEE. Borrower shall pay to Lender monthly, an unused line fee at a rate equal to zero point five (0.5%) percent per annum calculated upon the amount by which $30,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof), while this Extension Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         4.5 LETTER OF CREDIT FEES. Borrower shall pay Lender fees for Letter of Credit Accommodations as stated in Section 3.2(b) hereof.

         4.6 EARLY TERMINATION FEE.

         If for any reason (a) this Extension Agreement is terminated prior to the end of then current term or any renewal term of this Extension Agreement, or
(b) Borrower and NSC fail to enter into the Definitive Loan Agreement or the Definitive Loan Agreement fails to close (i) prior to the end of the current term or any renewal term of this Extension Agreement or (ii) on or before September 30, 2003, or (c) NSC's Plan of Reorganization in the Chapter 11 Case

(as approved by Lender) is not consummated on or prior to September 30, 2003, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, on demand, an early termination fee in the amount set forth below if such termination or failure is effective in the period indicated:

AMOUNT                                  PERIOD
------                                  ------

(a) $4,000,000                          From the Closing Date to and including
                                        the day which is 180 days thereafter,

(b) $2,400,000                          From the 181st day after the Closing
                                        Date to and including September 30,
                                        2003.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 11.1(g) 11.1(h) hereof, except if
(a)Lender does not exercise its right to terminate this Extension Agreement, (b) Lender elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the Bankruptcy Code and (c)such financing is approved on terms acceptable to Lender; PROVIDED THAT, such termination fee shall remain payable as otherwise provided herein. The early termination fee provided for in this Section 4.6 shall be deemed included in the Obligations. Borrower waives any claim for reduction of fees whether or not such fees are treated as a penalty.

         4.7 CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

         (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, the Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar

Rate Loans, or (B) shall result in the increase in the costs to Lender, the Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, the Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or re- employment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

         (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections or any other payments made with the proceeds of collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

                                    ARTICLE V

                    GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 GRANT OF SECURITY INTEREST. In addition to the Collateral provided for in the Credit Agreement, Security Documents and other Credit Documents, to secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all personal and real property and fixtures, and interests in property and fixtures, of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender (collectively together with the Collateral provided for in the Credit Agreement, Security Documents and the other Financing Agreements the "Collateral"), including the following:

         (a) all Accounts;

         (b) all general intangibles, including, without limitation, all Intellectual Property;

         (c) all goods, including, without limitation, Inventory and Equipment;

         (d) all Real Property and fixtures and all Real Estate Security;

         (e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

         (f) all instruments, including, without limitation, all promissory notes;

         (g) all documents;

         (h) all deposit accounts;

         (i) all letters of credit, banker's acceptances and similar instruments and including all letter of credit rights;

         (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other collateral, including (i) rights and remedies under or relating to guaranties, contracts of surety ship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Borrower, now or hereafter held or received by or in transit to Lender or at any other depository or other institution from or for the account of Borrower whether for safekeeping, pledge, custody, transmission, collection or otherwise;

         (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

         (m) to the extent not otherwise described above, all Receivables;

         (n) all Records;

         (o) the Pledged Cash;

         (p) all motor vehicles; and

         (q) all products and proceeds of the foregoing in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other collateral.

         5.2 PERFECTION OF SECURITY INTEREST. (a) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendments and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender (or the Banks) prior to the date hereof and ratifies and confirms the authorization of Lender (or the Banks) to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements, under any of the Security Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statements ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Banks or Lender or its designee as secured party and Borrower as debtor.

         5.3 ADDITIONAL SECURITY COVENANTS. (a) Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in Schedule 5.3(a) hereto. In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify in each case except as Lender may otherwise agree. At Lender's option, Borrower shall, and Lender may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This _______________________ ____________________ is
subject to the security interest of Westernbank Puerto Rico and any sale, transfer, assignment or encumbrance of this _________________________ ___________________ violates the rights of such secured party".

         (b) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Lender thereof in writing. Promptly upon Lenders request, Borrower shall take, or cause to be taken, such actions as Lender may request to give Lender control of such electronic chattel paper under Section 9-105 of the

UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commence Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

         (c) Borrower does not have any deposit accounts as of the date hereof, except as set forth in Schedule 8.8 hereto. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than fifteen (15) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Lender is dealing and the purpose of the account and Lender shall have consented thereto in writing in accordance with Section 15.11 hereof, (ii) the bank where such account is opened or maintained shall be reasonably acceptable to Lender and (iii) on or before the opening of such deposit account, Borrower shall as Lender may specify, either (A) deliver to Lender a Deposit Account Control Agreement in form and substance satisfactory to Lender with respect to such deposit account duly authorized, executed and delivered by such Person and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to lender. The terms of this subsection 5.3(c) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

         (d) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in Schedule 5.3(d) hereto. In the event that Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now owned or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify lender thereof and shall as Lender may specify, either (i) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of any of Borrower or such nominee, or (ii) arrange for Lender to become the registered owner of the securities. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied (i) Lender shall have received not less than fifteen (15) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account and Lender shall have consented thereto in writing in accordance with Section 15.11 hereof (ii) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such person shall as Lender may specify, either (A) execute and deliver, and cause to be executed and delivered to Lender, a Pledge Agreement and an Investment Property Control Agreement in form and substance satisfactory to Lender with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (B) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

         (e) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof. In the event that Borrower shall be entitled to or shall receive any right to payment under any Letter of Credit banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Lender thereof in writing. Borrower shall immediately, as of Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender consenting to the assignment of the proceeds of the letter of credit to Lender by Borrower and agreeing to make all payment thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at such person's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be.

         (f) Borrower does not have any commercial tort claims as of the date hereof, except as set forth on Schedule 5.3(f) hereto. In the event that Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided herein or otherwise arising by the execution by Borrower of this Extension Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower shall promptly upon request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Person may require in connection with such commercial tort claim.

         (g) Borrower represents and warrant to Lender that it does not have any goods, documents of title or other collateral in the custody, control or possession of a third party as of the date hereof, except for goods located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other collateral are at any time after the date hereof in the custody, control or possession of any other person or such carriers, Borrower shall promptly notify Lender thereof in writing; PROVIDED THAT ,as to such carriers Borrowers need only notify Lender on an aggregate basis. Promptly upon Lender's request, Borrower shall deliver a Collateral Access Agreement in form and substance satisfactory to Lender, duly authorized, executed and delivered by such person and Borrower.

         (h) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing, financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any,

Borrower's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United State, Puerto Rico and the United States Virgin Islands as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction and (v) transferring any and all deposit accounts and investment property to a financial institution or account specified by Lender.

                                   ARTICLE VI

                          COLLECTION AND ADMINISTRATION

         6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3 COLLECTION OF ACCOUNTS.

         (a) Borrowers shall establish and maintain, at its expense, blocked accounts or lock boxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory, Equipment or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory, Equipment or other Collateral or otherwise shall be the property of Lender.

         (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, payments or other funds received



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

will be applied (conditional upon final collection) to the Obligations three (3) business day(s) following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day.

         (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Extension Agreement.

         (d) In addition to the account referred to in Section 6.3(a) hereof, Borrower may establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on
Schedule 8.8 and after compliance with the provisions of Section 5.3(c) hereof, such other banks as Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 8.8 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks and describes the nature of the use of such deposit account by Borrower. Borrower shall deposit all proceeds from sales of Inventory in every form (including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts and the collections and proceeds thereof in whatever form) from each store location of Borrower and all proceeds of Collateral, on each business day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store and location as set forth on Schedule 8.8. Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each store location of Borrowers and any and all other proceeds of Collateral are at any time deposited as provided above to send by wire transfer on a daily basis, to an account or accounts designated by Lender, all funds deposited in such account, and shall irrevocably authorize and direct in writing its account debtors, Credit Card Issuers and Credit Card Processors to directly remit payments on its Accounts, Credit Card Receivables and all other payments constituting proceeds of Inventory and collections to the Blocked Accounts described in Section 6.3(a) above.

         6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all


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

principal, interest, fees, costs, expenses and other charges provided for in this Extension Agreement or the Credit Documents or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Extension Agreement.



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

         6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be the Chief Executive Officer or Chief Financial Officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans, hereunder shall specify the date on which the requested advance is to be made or established (which day shall be a business day) and the amount of the requested Loan and Letter of Credit Accommodation. Requests received before 11:00 a.m. Atlantic Standard Time on a business day shall be processed on that day. Requests received after 11:00 a.m. Atlantic Standard time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Extension Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Extension Agreement.



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



         6.6 USE OF PROCEEDS. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Extension Agreement, the other Financing Agreements and the acquisition of the Purchased Assets. All other Loans and Letter of Credit Accommodations made by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.




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

                                   ARTICLE VII

                       COLLATERAL REPORTING AND COVENANTS

         7.1 COLLATERAL REPORTING. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category, (iii) aging of accounts payable, (iv) a report of any Inventory shrinkage or Equipment which has been stolen, and (v) a report of any Equipment which has been sold, exchanged or otherwise transferred or disposed of, (c) upon Lender's request,
(i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; (d) aging of accounts receivable on a weekly basis or more frequently as Lender may



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

request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 ACCOUNTS COVENANTS.

         (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of



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

Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

         (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $10,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon



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

Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

         (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement and (v) none of the transactions giving rise thereto will violate any applicable Commonwealth, State or Federal laws or regulations,



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

all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

         (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

         (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon



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

any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery or lease of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily or weekly withdrawals therefrom and additions thereto; (b) Borrower shall conduct (i) a



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

physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and (ii) test counts of inventory at any time or times as Lender may request utilizing a third party service therefore designated by Lender, and promptly following such physical inventory and test counts of inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count and test counts; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than four times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall



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

produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) except in the ordinary course of business and then only on prompt reporting thereof to Lender Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (h) Borrower shall keep the Inventory in good and marketable condition, subject to normal deterioration of produce, deli and bakery food products, expired foods, and products with short expiration dates or shelf-life; and (i) except in the ordinary course of business and then only on prompt reporting thereof to Lender, Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.



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

         7.4 EQUIPMENT COVENANTS. With respect to the Equipment: (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of


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

business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or permanently affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

         7.5 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or chattel paper or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account or any Chattel Paper (vi) discharge and release any Account, (vii) prepare, file and



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

sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under the Credit Documents, this Extension Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrowers hereby release Lender and its officers, employees and designees from any


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

liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 RIGHT TO CURE. Lender may, at its option, (a) cure any default by a Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.




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

         7.7 ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrower (a) Lender or its designee shall have complete access to all of Borrowers's premises during normal business hours and after notice to Borrower or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' and each Credit Party's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

         7.8 INVENTORY SUBJECT TO PACA, ETC. (a) Borrower shall pay, on or before the due date thereof, all accounts payable arising from the purchase by Borrower of any Inventory which is subject to or covered by, or with respect to which the seller is protected under, PACA or PASA and, shall not permit (i) any



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

circumstances to exist which would subject Lender to any liability and (ii) Lender to become liable, to any supplier or other third party with respect to such Inventory.

         (b) Borrower shall furnish to Lender, on each Thursday, during the term of this Extension Agreement, a Certificate which, as of the proceeding Saturday, contains the following and such other information or matters as Lender may request:

         (i) The value and description of all of Borrowers' Inventory subject to PACA or PASA;

         (ii) The amount and aging of accounts payable arising from Inventory purchased subject to PACA or PASA;

         (iii) Payments made during the preceding week of accounts payable arising from Inventory purchased subject to PACA or PASA;

         (iv) A statement that no account payable of Borrower arising from the purchase of Inventory subject to PACA or PASA is unpaid after the due date thereof or if any are unpaid past the due date, identifying such payables in detail; and

         (v) A statement that no Borrower has received any notice from any Person of intent to preserve any trust established under PACA or PASA or if any



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

such notice has been received describing in detail the transaction involved, accompanied by a copy of such notice.

         (c) Lender may, at its option at any time, (a) pay and discharge any accounts payable of Borrower arising from the purchase of any Inventory subject to PACA or PASA, and discharge any liens, security interests other encumbrances or trusts at any time levied on or existing with respect to such inventory or the proceeds thereof and (b) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the rights of Lender with respect thereto or so that Lender does not become liable to any supplier or other third party with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to make such payment or effect such discharge and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section 7.8 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         (d) Lender may, in its discretion, add to the amount of Availability Reserves, amounts which it deems appropriate to reserve for liability under PACA or PASA.


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


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         Borrower, NSC and Xtra hereby, jointly and severally represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 CREDIT DOCUMENTS. Except as set forth on Schedule 8.1 hereto all representations and warranties set forth in the Credit Agreement or in any of the other Credit Documents are true and correct as of the date hereof, except when made as of a specified date and as to any such representation and warranties same were true and correct as of the date specified.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Borrower, NSC and any other Credit Party which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results



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

of operation of Borrower and such Person as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Extension Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, NSC or any other Credit Party, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Extension Agreement.

         8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of Borrower, NSC and each other Credit Party and each such Person's Records concerning Accounts are located only at the address set forth below and their respective only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and any other Credit Party and sets forth the owners



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

and/or operators thereof and to the best of Borrowers knowledge, the holders of any mortgages on such locations.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Extension Agreement, the other Financing Agreements and the Credit Documents constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to those non material liens indicated on Part 1 of Schedule 8.4 hereto the existence of which has previously been approved, in writing by Lender. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted the Banks and to Lender and such others as are specifically listed on Parts 1 and 2 of Schedule 8.4 hereto.

         8.5 TAX RETURNS. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing



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

to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Commonwealth, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Extension Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or



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prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Except in respect of the Interest Payment Defaults, the Financial Covenant Defaults, the filing of the Chapter 11 Case and the proceedings identified in items 87 and 90 of the Schedule of Litigation attached to the Information Certificate, Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

         8.8 BANK ACCOUNTS. All of the deposit accounts, merchant payment accounts, investment accounts or other accounts in the name of or used by



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Borrower maintained at any bank or other financial institution are set forth on
Schedule 8.8 hereto.

         8.9 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrower, NSC or any other Credit Party in writing to Lender in connection with this Extension Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         8.10 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Extension Agreement or any of the other Financing Agreements or any of the Credit Documents shall survive the execution and delivery of this Extension Agreement and shall be deemed to have been made again



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

to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

         8.11 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower, except Pueblo, and NSC is a corporation duly organized and in good standing under the laws of its state of incorporation, and Pueblo is a limited liability company duly organized and in good standing under the laws of its state of organization and each is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on a Borrower's or NSC's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing



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Agreements and the transactions contemplated hereunder and thereunder are all within Borrowers' and NSC's corporate or limited liability company powers, have been duly authorized and are not in contravention of law or the terms of any Borrower's or NSC's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or NSC is a party or by which Borrower or NSC or its property are bound. This Extension Agreement and the other Financing Agreements and the Credit Documents constitute legal, valid and binding obligations of Borrowers and NSC enforceable in accordance with their respective terms. No Borrower or NSC has any subsidiaries except as set forth on the Information Certificate.

         8.12  CAPITALIZATION.

         (a) All of the issued and outstanding equity interests of Pueblo and shares of capital stock of each other Credit Party are directly and beneficially owned and held by those persons specified on Schedule 8.12 hereto, in the amounts specified therein and all of such equity interests and shares of stock



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

have been duly issued and are fully paid and non- assessable, free and clear of all claims, liens, pledges and encumbrances of any kind except those in favor of the Banks.

         (b) Except for the Borrowers, NSC has no subsidiaries and each of Pueblo Markets, Inc, Pueblo Super Videos, Inc., Xtra Drugstores, Inc. and Pueblo Caribbean Videos, Inc. have been dissolved.

         8.13 ENVIRONMENTAL COMPLIANCE.

         (a) Except as set forth on Schedule 8.13 hereto, neither (i) Borrowers nor (ii) any other Credit Party with respect to any Real Property including any Real Estate Security, has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower and each other Credit Party complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

         (b) Except as set forth on Schedule 8.13 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or



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notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by
(i) Borrowers or (ii) any other Credit Party with respect to any Real Property including any Real Estate Security or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or any such Credit Party with respect to any Real Property including any Real Estate Security or any Borrower's or Credit Party's business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

         (c) Neither (i) Borrowers nor (ii) any other Credit Party with respect to any Real Property including any Real Estate Security, has any material liability (contingent or otherwise) in connection with a release, spill or



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

discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

         (d) Borrowers and each Credit Party has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower or such Credit Party under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.14 TRADE NAMES. Schedule 8.14 hereto sets forth all trade names owned or used by Borrowers and each other Credit Party.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

         9.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to the purchase


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by Lender of the Purchased Assets and Lender making the initial Loans, and providing the initial Letter of Credit Accommodations hereunder:

         (a) All of the representations and warranties of Borrower, NSC and each other Credit Party contained herein, in any of the other Financing Agreements and in the Credit Documents shall be true and correct on and as of the Closing Date, except when made as of a specified date and as to such representations and warranties same shall have been true and correct as of the date specified and Lender shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Borrower and NSC to such effect.

         (b) Borrowers and NSC shall have complied with all conditions and performed all covenants to be performed by any of them at a prior to the Closing Date and Lender shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Borrower and NSC to such effect.

         (c) No event shall have occurred which with or without the giving of notice or passage of time or both would constitute an Event of Default.

         (d) Lender shall have received, in form and substance satisfactory to Lender, (i) evidence that Lender has valid, perfected and first priority


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security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Credit Party in respect thereof, including the Real Estate Security subject only to the security interests and liens permitted by Section 15.7 hereof or in the other Financing Agreements; and (ii) all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by others (except for the Banks and with respect to capitalized lease obligations of Borrowers not in excess of $12,300,000, in the aggregate) who have provided financial accommodations to Borrower of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each other Credit Party, duly authorized, executed and delivered by it or each of them, including, but not limited to, (A) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Credit Party, as debtor and
(B) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Credit Party in favor of others, (except the Banks) in form acceptable for recording in the appropriate government office.




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

         (e) All requisite corporate and other actions and proceedings in connection with this Extension Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate and other actions and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities.

         (f) No material adverse change shall have occurred in the assets, business or prospects of Borrower or any other Credit Party since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Credit Party to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral.

          (g) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the Closing Date hereof.



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

         (h) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Extension Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's liens and security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

         (i) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and NSC with respect to the Financing Agreements, and the security interests and liens of Lender in the Collateral and such other matters as Lender may request.

         (j) The other Financing Agreements requested or submitted by Lender from or to Borrower and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         (k) Lender shall have received, in form and substance satisfactory to Lender and its counsel, the guarantee of the Obligations by NSC .

         (l) Borrower shall have delivered to Lender (i) the Cash Collateral Agreement and related documents and (ii) the Cash Collateral.

         (m) All Credit Card Issuers and Credit Card Processors shall have been irrevocably directed by the parties to Credit Card Agreements, and such Credit Card Issuers and Credit Card Processors shall agree, that all proceeds of Credit Card Receivables shall be remitted to the Blocked Account designated by Lender.

         (n) Lender shall have received in form and substance satisfactory to Lender copies of all of Borrowers' agreements with financial institutions regarding the collection of receipts from purchases made by customers on credit and debit cards.

         (o) Each of the depository banks used by Borrower for the deposit of receipts from the sale of merchandise and each other depository bank used by Borrower for the deposit of other proceeds of Collateral and other property, which is collateral security for the Obligations shall have been notified of



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

Lender's security interest therein and shall have been irrevocably authorized and directed to send all funds on deposit with such banks only to the blocked account designated by Lender or as Lender otherwise directs.

         (p) Lender shall have received, and NSC shall have obtained, in form and substance satisfactory to Lender, an order of the Bankruptcy Court presiding over the Chapter 11 Case, to which no objection or opposition shall have been filed or made:

         (i) Approving the execution, delivery and performance of this Extension Agreement and the other Financing Agreements to which it is a party, by NSC and the consummation of the transactions contemplated hereby and thereby;

         (ii) Lifting the automatic stay under Section 362 of the Bankruptcy Code and authorizing Lender to exercise its rights and remedies against NSC under this Extension Agreement, the other Financing Agreements and the Credit Documents on the occurrence of an Event of Default or an event or condition which with notice or passage of time or both would constitute an Event of Default;

         (iii) Authorizing the delivery of any Collateral given or to be given by NSC to Lender including without limitation that Collateral given by NSC to the Banks and confirming Lender's liens and security interest therein in


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


accordance with this Extension Agreement, the other financing Agreements and the Credit Documents and with the priorities stated herein; and

         (iv)   As to such other matters as Lender may request.

         (q) Lender, shall concurrently with the making of the Initial Loans, have acquired the Purchased Assets, with a portion of the proceeds thereof.

         (r) The amount of the Obligations to be purchased from the Banks shall not exceed the lesser of (i) the amount of Revolving Loans available to Borrower pursuant to Section 3.1(a) hereof after compliance with the condition specified in Section 9.1(s) hereof; or (ii) the Maximum Credit hereof.

         (s) Excess Availability, as of the Closing Date shall not be less than $5,000,000;

         (t) All indebtedness owing (i) by any Borrower to NSC and (ii) by the Borrowers among themselves shall have been fully subordinated to the Obligations, to Lenders satisfaction.

         (u) Lender shall have received, in form and substance satisfactory to Lender, (i) a pro forma and market value consolidated and consolidating and combined and combining, as applicable, balance sheet of Borrowers reflecting the initial transactions contemplated hereunder, including, but not limited to, the



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

Loans to be provided by Lender to Borrowers and the use of the proceeds of the initial Loans as provided herein and (ii) a projection and forecast of Borrowers' cash flow for their current and succeeding fiscal years all accompanied by a certificate, dated of even date herewith, of the chief executive officer and chief financial officer of Borrowers, stating that such pro-forma balance sheet, market value balance sheet and projection of cash flow, represents the reasonable, good faith opinion of such officers as to the subject matter thereof as of the date of such certificate and as to such other matters as Lender may request.

         (v) The market value balance sheet of Borrower, the certificate and the projection referred to in Section 9.1 (u) hereof shall reflect to Lender's satisfaction that Borrowers, taken as a whole, are Solvent.

         (w) NSC's then proposed Plan of Reorganization in the Chapter 11 Case shall be acceptable to Lender in accordance with Section 15.27 hereof and subject to the conditions specified therein.

         Lender may permit Borrower periods of up to thirty (30) days from the Closing Date to comply with and satisfy one or more of the conditions specified in Section 9.1 hereof and may defer funding of, or not fund at all, such amounts




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

of the initial and future Loans as Lender shall determine, unless and until such conditions have been satisfied, all in Lender's sole discretion. Lender shall have no liability to Borrower whatsoever for not funding any of the Loans if any such condition is not satisfied within such 30 day period.

         9.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and providing Letter of Credit Accommodations to or for Borrowers, including the initial and any future Loans and Letter of Credit
Accommodations:

         (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto; and

         (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan, or providing each such Letter of Credit Accommodation and after giving effect thereto.

                                    ARTICLE X

                   EXTENSION, DEFINITIVE AGREEMENTS NEW LOANS

         10.1 EXTENSION PERIOD. (a) Subject to the terms and conditions of this Extension Agreement, and without waiving the Interest Payment Defaults or other Defaults or Events of Default that may exist, Lender agrees to (i) forbear from enforcing its rights or remedies pursuant to the Credit Documents, the Financing Agreements and applicable law as a result of the occurrence of the Interest Payment Defaults and the filing of the Chapter 11 Case until the earliest to occur of the following (A) October 1, 2003, (B) the occurrence of an Event of Default (other than the Interest Payment Defaults and the filing of the Chapter 11 Case) under this Extension Agreement (as provided in Article XI below), the Credit Agreement, any other Credit Documents, any of the Financing Agreement or any other loan or credit agreement or other document evidencing a debt



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

obligation of Borrowers or NSC, including without limitation the PXI Senior Notes Documents, (C) the exercise of any rights or taking of any action by any party (including, without limitation, the sending of any notice) to any loan or credit agreement or other document evidencing a debt obligation, including, without limitation, the PXI Senior Notes, which the Lender considers to be materially adverse to its interest, (D) the payment, redemption, purchase, defeasance or any other partial or full satisfaction in any manner by Borrowers or NSC of any principal, interest, premium's, fees, expenses or any other amounts in respect of the obligations of NSC under the PXI Senior Notes or any other Indebtedness(as defined in the Credit Agreement) incurred by NSC or any of its Subsidiaries to any holder of any PXI Senior Notes on or after the date hereof (but nothing contained in this Section 10.1 (a)(i)(D) hereof shall be construed to authorize or permit any such payment) and (E) the exercise of any right or taking of any action (including with respect to the Collateral) by any Credit Party or any other Person which the Lender considers to be materially adverse to its interest, and (ii) extend the Maturity Date from February 1, 2003 to October 1, 2003.

         (b) Notwithstanding Section 10.1(a)(i)(B) above, the Extension Agreement Termination Date shall not occur as a result of (i) the Interest Payment Defaults, or the filing of the Chapter 11 Case or (ii) an Event of Default, if any, under the PXI Senior Note Documents (and thereby under Section



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

9.04(a)(ii) of the Credit Agreement) occurring solely as a result of the execution by any Credit Party of this Extension Agreement.

         (c) Notwithstanding any other provision of this Extension Agreement, the Credit Agreement any other Credit Document or the Financing Agreements all Loans shall become immediately due and payable upon the earlier of (i) the termination or non-renewal of this Extension Agreement, (ii) October 1, 2003 or
(iii) in Lender's discretion upon the occurrence of an Event of Default under this Extension Agreement, the Credit Agreement or any of the other Financing Agreements.

         10.2 PAYMENTS TO AFFILIATES; SUBORDINATED LENDER PAYMENTS. (a) Until the satisfaction of all Obligations owing to Lender neither the Borrowers nor NSC nor any Subsidiary of any of the foregoing, will (i) pay, redeem, purchase, defease or otherwise partially or fully satisfy in any manner, whether in respect of interest, principal, premium, fees, expenses or otherwise, the PXI Senior Notes or (ii) make any other payment, whether as a dividend, distribution, compensation, management fee, bonus, principal or interest on any



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

intercompany obligation or otherwise, to any Affiliate of such payor; PROVIDED THAT, (i) the Borrower may pay up to the amounts specified in section 2.2 of the Consent Agreement for the purposes described therein and (ii) so long as no Event of Default, or event which with the giving of notice or passage of time would constitute an Event of Default, shall occur and be continuing Borrower may make payment from the proceeds of the Revolving Loans available to Borrower, of the "Additional Cash Contribution".

         (b) The limitations in Section 10.2(a) shall not apply to payments in respect of advances, loans and contributions otherwise permitted under Sections 8.05(g) and payments otherwise permitted under clause (x) of Section 8.05(h) of the Credit Agreement.

         (c) For purposes of this Extension Agreement the term, "Additional Cash Contribution" shall mean a payment of $1,500,000 per four(4) week fiscal period commencing with the period ending January 25, 2003, to be deposited into a segregated bank account in connection with NSC's proposed plan of reorganization in the Chapter 11 Case, on the terms and subject to the conditions provided therein, but subject to provisions hereof and not to exceed the amount of $13,500,000 in the aggregate.

         10.3 COMPLIANCE. In addition to using its best efforts to provide all the information required to be provided to the Banks under the Credit Agreement, including without limitation the information required to be provided under
Section 7.01 of the Credit Agreement, the Borrower shall deliver to Lender (a)


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

copies of any documents, presentations, forecasts, restructuring plans or other material distributed to the holders (or their advisors, representatives, or trustee) of the PXI Senior Notes after the date hereof, and (b) on or prior to the 10th day of each financial month of the Borrower, commencing with the financial month that begins in January, 2003, cash flow forecasts for such financial month on both a consolidated and consolidating basis in substantially the same form that was delivered to the Banks with respect to the financial month of the Borrower beginning in August 2002. The cash flow forecasts shall be on a rolling basis, shall reflect actual receipts and disbursements, shall compare actual cash flow for the past financial month of the Borrower to the previously projected amounts for such past month and shall reflect the actual cash on hand as of the date of the forecasts.

         10.4 DEFINITIVE AGREEMENTS. (a) Lender and Borrower and NSC intend to, on or prior to September 30, 2003 substitute this Extension Agreement with a definitive "Loan and Security Agreement" (the "Definitive Loan Agreement") and other definitive "Financing Agreements" as such term will be defined in the

Definitive Loan Agreement (the "Definitive Financing Agreements") and make additional loans to Borrower, on the terms and subject to the conditions to be stated therein; PROVIDED THAT, (i) Lender shall have no obligation to enter into the Definitive Loan Agreement or other Definitive Financing Agreements (A) unless all conditions precedent set forth herein and in the other Financing Agreements shall have been satisfied, (B) unless no Event of Default shall have occurred and be continuing, and no event which with the giving of notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing, (C) if this Extension Agreement shall have been terminated and (D) unless the Definitive Loan Agreement and Definitive Financing Agreements and all proceedings in connection therewith shall be satisfactory to Lender and its counsel in their sole discretion, in form and substance and shall have been approved by the Bankruptcy Court to Lender's satisfaction and shall have been included in NSC's confirmed plan of reorganization, and (ii) Lender shall have no obligation to make any such additional Loans under the Definitive Loan Agreement and no liability for not so doing unless and until the Definitive Loan Agreement shall have been executed by Lender and all conditions precedent set forth therein and the Definitive Financing Agreements shall have been satisfied and then only as may be provided therein.


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

         (b) Lender will provide a secured revolving and term loan credit facility to Borrowers and NSC, pursuant to the Definitive Loan Agreement (i)on the principal economic terms contained in Exhibit B hereto and (ii) based on the outline of the additionalterms contained in Exhibit B hereto, subject to the qualifications contained therein. The Definitive Loan Agreement and Definitive Financing Agreements will also incorporate such terms, provisions and conditions that are customary in similar financings by Lender(certain of which are specified in Exhibit B hereto) or deemed by Lender to be appropriate in the context of the contemplated transactions.

         (c) Upon the Definitive Loan Agreement becoming effective and the closing thereof the Definitive Loan Agreement will be substituted for this Extension Agreement and the Credit Agreement; PROVIDED THAT, (i) such substitution shall not be considered a termination of this Extension Agreement for purposes of Section 4.6 hereof and (ii) the failure, for any reason (A) of Borrower and NSC to execute the Definitive Loan Agreement or (B) of the Definitive Loan Agreement to close during the term of this Extension Agreement or any renewal or extension thereof shall be considered a termination of this Extension Agreement for purposes of Section 4.6 hereof.



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

                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

         11.1 EVENTS OF DEFAULT. In addition to the Events of Default specified in the Credit Agreement and the Consent Agreement the occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

         (a) Borrower (i) fails to pay when due any of the Obligations or (ii) Borrower or NSC fails for a period of ten (10) days to perform any of the terms, covenants, conditions or provisions contained in this Extension Agreement or any of the other Financing Agreements; EXCEPT THAT, such ten (10) day grace period shall not be applicable to (A) a failure which cannot be cured within such ten
(10) day period, (B) an intentional breach by Borrower or (C) a failure which has been the subject of a prior failure within the preceding six (6) months;

         (b) any representation, warranty or statement of fact made by Borrower or NSC to Lender in this Extension Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

         (c) any Credit Party (other than Borrower) or any other Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender or any representation, warranty or statements of fact made by any such Person in any such document shall when made or deemed made be false or misleading in any material respect (whether directly or by reason of the acquisition by Lender of the Purchased Assets);

         (d) any judgment for the payment of money is rendered against any Borrower or any other Credit Party or any other Obligor in excess of $250,000 in any one case, or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any other Credit Party or any of their assets;

         (e) Borrower or any other Credit Party which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

         (f) Borrowers shall not be Solvent or any Borrower or NSC makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

         (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any other Credit Party (except for the Chapter 11 Case with respect to NSC) on all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any other Credit Party shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of any such action or proceeding or the relief requested is granted sooner.

         (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of



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any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any other Credit Party (except for the Chapter 11 Case with respect to NSC) or for all or any part of its property;

         (i) any default by Borrower or any other Credit Party under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of 200,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any other Credit Party under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

         (j) There shall be a Change of Control or change in the present senior management of Borrower or NSC including such a change in connection with the "Alternative Plan" referred to in Section 15.27 hereof;

         (k) The indictment or threatened indictment of Borrower or any other Credit Party under any criminal statute, or commencement or threatened



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commencement of criminal or civil proceedings against Borrower or any other
Credit Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such other Credit Party;

         (l) There shall be a material adverse change in the business, assets or prospects of Borrowers or any other Credit Party after the date hereof;

         (m) There shall be an event of default under any of the other Financing Agreement, or the Credit Agreement;

         (n) The Definitive Loan Agreement and Definitive Financing Agreements are not executed, delivered and to the extent required by Lender approved by an order of the Court in the Chapter 11 Case which order has become final and unappealable, and the transactions contemplated thereby shall not have closed on or prior to the end of the term of this Extension Agreement or any renewal or extension thereof;

         (o) NSC's Plan of Reorganization in the Chapter 11 Case (i) as proposed, shall not be consistent with Lender's approval contained in Section
15.27 hereof, (ii) as confirmed, shall not be consistent with Lender's approval contained in Section 15.27 hereof, (iii) as approved by Lender shall not be consummated on or prior to September 30, 2003, (iv) as approved by Lender shall


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not be confirmed or (vi) as approved by Lender shall not be complied with in any material respect;

         (p) NSC shall not comply with its covenants contained in Section 15.27 hereof or the conditions specified therein shall not have been satisfied at or prior to the time of confirmation of such Plan of Reorganization;

         (q) The Chapter 11 Case shall (i) be converted to a case under Chapter 7 of the Bankruptcy Code, (ii) be dismissed or (iii) have a trustee appointed therein; or

         (r) NSC shall fail to comply with any of the "Benchmarks" described in Exhibit C hereto or a "Direction Letter"as described in Exhibit C hereto shall be sent to NSC or or the Creditors Committee shall seek approval of the "Alternative Plan"described in Exhibit C hereto.

Notwithstanding the foregoing the Interest Payment Defaults and the filing and pendency of the Chapter 11 Case shall not constitute an "Event of Default" until September 30, 2003.

         11.2 REMEDIES.

         (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Extension Agreement, the other Financing Agreements, the Credit Documents, the Consent Agreement, the Uniform Commercial Code and other applicable law, all of which



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rights and remedies may be exercised without notice to or consent by Borrower or any other Credit Party, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Credit Documents, the Consent Agreement, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower or NSC of this Extension Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any other Credit Party to collect the Obligations without prior recourse to the Collateral.

         (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 11.1(g), or 11.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without



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judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public



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sale, all of the foregoing being free from any right or equity of redemption of
Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and all other Credit Parties and/or (vii) terminate this Extension Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

         (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate

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provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

         (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or providing Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Extension Agreement providing for any future Loans or Letter of Credit Accommodations to be made or provided by Lender to Borrower.

         11.3 SPECIAL EVENT OF DEFAULT. (a) The occurrence or existence of the following event shall be an additional "Event of Default":

         (i) Any condition precedent specified in Section 9.1 hereof, the satisfaction of which has been deferred by Lender in writing, is not fulfilled and satisfied on or prior to April 30, 2003 (whether or not such condition is capable of being fulfilled or satisfied by Borrower); and

         (ii) Lender shall give notice to Borrower that it is declaring an Event of Default.



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         (b) On the occurrence and during the continuance of an Event of Default specified in this Section 11.3 Lender shall be entitled to all rights and remedies hereunder, including without limitation those set forth in section 11.2 hereof, under the other Financing Agreements, the Credit Documents and at law.


                                   ARTICLE XII

                                   DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Extension Agreement. All capitalized terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the respective meanings prescribed in the Credit Agreement. In the event of any conflict or ambiguity with respect to any term defined herein and in the Credit Agreement the definition which is more favorable to Lender shall control. All references to the plural herein shall also mean the singular and to



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the singular shall also mean the plural unless the context otherwise requires.
All references to Borrower and Lender or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Extension Agreement" and words of similar import when used in this Extension Agreement shall refer to this Extension Agreement as a whole and not any particular provision of this Extension Agreement and as this Extension Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Extension Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 13 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Extension Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Extension Agreement, the following terms shall have the respective meanings given to them below:

         12.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not


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evidenced by instruments or chattel paper, and whether or not earned by performance, including Credit Card Receivables.

         12.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of the Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.



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         12.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the sum of: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) PLUS (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

         12.4 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and



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without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of voting stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of voting stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by agreement or otherwise.

         12.5 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either
(i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral




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

(including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(d) to reflect outstanding Letter of Credit Accommodations as provided in
Section 3.2 hereof or in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

         12.6 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         12.7 " Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of a Borrower or NSC to any Person or group (as such term is used in Section 13(d)(3) of the Securities And Exchange Act of 1934[the "Exchange Act"]); (b) the liquidation or dissolution of Borrower or NSC or the adoption of a plan by the stockholders of a Borrower or NSC relating to the dissolution or liquidation of any Borrower or NSC; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial



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ownership directly or indirectly, of a majority of the voting power of the total outstanding voting stock of any Borrower or NSC, or (d) during any period of two
(2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or NSC cease for any reason to constitute a majority of the Board of Directors of such Borrower or NSC, then still in office; (e) the failure of the present beneficial holders of voting stock of NSC to own and control, directly or indirectly, one hundred (100%) percent of the voting power of the total outstanding voting stock of each Borrower or NSC or (f) the failure of NSC to be the sole member or sole holder of the membership interests of Pueblo. As used in this Section 12.6 the term "Board of Directors" includes the Board of Managers or other governing body of Pueblo and the term voting stock" includes the membership interests of Pueblo.

         12.8 "Closing Date" shall mean a date to be fixed by Lender, within 10 business days after the Extension Agreement Effective Date, at such place at such time as shall be specified by Lender.



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         12.9 "Collateral" shall have the meaning set forth in Section 5 hereof and shall include the "Collateral" in the Credit Agreement and the Security Documents.

         12.10 "Credit Card Agreement" shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or Credit Card Processor, as same may now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

         12.11 "Credit Card Issuer" shall mean any person who issues credit cards or debit cards used by customers of a Borrower to purchase goods, including without limitation, MasterCard, VISA, America Express, Diners Club, Carte Blanche and other non bank or bank credit or debit cards.

         12.12 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who services, processes or manages the credit, authorization, billing, transfer and/or payment with respect to any sales transactions of any Borrower involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.




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         12.13 "Credit Card Receivables" shall mean all accounts consisting of the present and future rights of any Borrower to payment by Credit Card Issuers or Credit Card Processors for merchandise sold and delivered to customers of Borrowers who have purchased such goods using a credit card or debit card issued by a Credit Card Issuer.

         12.14 "Debt" shall include, as to any Person, at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable not unpaid more than the greater of (A) sixty (60) days past the invoice date or (B) the due date thereof and (ii) other accounts payable and current accrued expenses payable of such Person arising in the ordinary course of business which are not past due by more than ninety (90) days, (d) all obligations under a capital lease of such Person, (e) all indebtedness or other obligations of others guaranteed by such Person, (f) all obligations secured by a lien existing on property owned by such Person, whether or not the obligations secured thereby



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have been assumed by such Person or are non recourse to the credit of such
Person and (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds or similar instruments.

         12.15 "Definitive Loan Agreement" and "Definitive Financing Agreements" shall have the respective meanings prescribed in Section 10.4 hereof.

         12.16 "Dilution" shall mean, for any period, the ratio of (a) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (b) the aggregate amount of total sales, for such period.

         12.17 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income After Tax of such Person for such period, PLUS (b) depreciation and amortization of such Person for such period (to the extent deducted in the computation of Net Income After Tax of such Person for such period), PLUS (c) interest expense of such Person for such period (to the extent deducted in the computation of Net Income After Tax), plus
(d) income taxes of such Person for such period (to the extent deducted in the computation of Net Income After Tax) all in accordance with GAAP.

         12.18 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth


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below. In general, Accounts shall be Eligible Accounts if:

         (a) such Accounts arise from the actual and BONA FIDE sale and delivery by a Borrower or rendition of services by a Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

         (b) such Accounts are not unpaid more (i) more than ninety (90) days after the date of the original invoice for them; and (ii) more than sixty (60) days past the due date thereof.

         (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

         (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

         (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or the Commonwealth of Puerto Rico or at Lender's option: if either (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a



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bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars sufficient to cover such Account in form and substance satisfactory to Lender and if required by Lender the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determined).

         (f) such Accounts do not consist of process billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor in form and substance satisfactory to Lender confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice.

         (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in



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transactions which may give rise to, any right of setoff against such Accounts
(but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

         (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

         (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

         (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

         (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political



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subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

         (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

         (m) such Accounts of a single account debtor or its affiliates do not constitute more than forty percent (40%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

         (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the date of the original invoice for them which constitute more than Fifty Percent (50%) percent of the total Accounts of such account debtor;

         (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

         (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender. General criteria for Eligible


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Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         12.19 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials or work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment;
(d) packaging and shipping materials; (e) supplies used or consumed in Borrowers's business; (f) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and




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

permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Extension Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory;
(l) Inventory purchased or sold on consignment; (m) Inventory in transit other than Inventory for which Lender has arranged a Letter of Credit Accommodation described in Section 3.2(c)(i) hereof; (o) Inventory which consists of produce, deli and bakery food products, expired foods, and products with short expiration dates or shelf-life; and (p) Inventory which is subject to PACA or PASA and for which the supplier has not been paid in full. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         12.20 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any other Credit Party and any governmental authority, (a) relating to pollution and


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the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any



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common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         12.21 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, racks, shelves, freezers, coolers, material handling equipment, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements wherever located.

         12.22 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         12.23 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one - sixteenth (1/16) of one (1%) percent) at which the Reference Bank



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is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about (9:00a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Extension Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

         12.24 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 11.1 hereof or described as an "Event of Default" in the Credit Agreement or Consent Agreement.

         12.25 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrower as of such time based on (A) the applicable lending formulas multiplied by (B) the Net Amount of Eligible Accounts and the lesser of (1) the Value of Eligible Inventory and(2) the Net Recovery Percentage of Eligible Inventory, as determined by Lender, and the


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amount of the Pledge Cash and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Maximum Credit MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrower which remain unpaid more than the greater of (A) sixty (60) days past the invoice date or (B) the due date thereof, as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables, but not yet sent and the book overdraft of Borrower.

         12.26 "Extension Agreement Effective Date" shall mean the date the order referred to in Section 9.1(p) hereof is notified; PROVIDED THAT, no objection thereto shall be pending.

         12.27 "Financing Agreements" shall mean, collectively, this Extension Agreement and all notes, guarantees, security agreement documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any other Credit Party or other Obligor in connection with this Extension Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         12.28 "Fixed Charge Coverage Ratio" shall mean as to any Person with respect to any period, the ratio of (a) EBITDA for such period divided by (b) the sum of (i) the interest expense plus (ii) the current maturities of all



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Debt, except the Revolving Loans, plus (iii) all taxes (not including taxes deducted from or charged to earnings in computing EBITDA), of such Person for such period.

         12.29 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         12.30 "Information Certificate" shall mean the Information Certificates of Borrower constituting Exhibit A hereto containing material information with respect to Borrowers and NSC and their respective business and assets, provided



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by or on behalf of Borrowers to Lender in connection with the preparation of this Extension Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         12.31 "Intellectual Property" shall mean as to Borrower and its Subsidiaries such now owned and hereafter arising or acquired patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations in part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of author ship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.



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         12.32 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED THAT, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Extension Agreement.

         12.33 "Interest Rate" shall mean as to Prime Rate Loans, a rate of one point five percent (1.5%) per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three point five percent (3.5%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the term thereof, whether such rate is higher or lower than any rate previously quoted to Borrower); PROVIDED THAT, the Interest Rate shall mean the rate of three point five percent (3.5%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five point five percent (5.5%) per annum in excess of the Adjusted Eurodollar Rate as to


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Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period
(i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 3 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default); PROVIDED THAT, at no time shall the Interest Rate be lower than a rate of six percent (6%) per annum.

         12.34 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         12.35 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.


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         12.36 "Loans" shall mean the Revolving Loans.

         12.37 "Maximum Credit" shall mean the amount of $35,000,000.

         12.38 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         12.39 "Net Income After Tax" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains and extraordinary non-cash charges to property, plant and equipment or goodwill) after deducting all charges (including income taxes) which should be deducted before arriving at the net income (loss) for such period, all as determined in accordance with GAAP; PROVIDED THAT, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be


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included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; and (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded. For the purposes of this definition, net income excludes any gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

         12.40 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on an orderly liquidation basis as set forth in appraisals of Inventory received by Lender in accordance with
Section 7.3, net of estimated operating expenses, liquidation expenses and commissions and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to appraisal.




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         12.41 "Net Revenues" shall mean, gross revenues less returns, credits, discounts and allowances.

         12.42 "Obligations" shall mean in addition the "Obligations" as defined in the Credit Agreement, (and shall include the current outstanding Obligations) any and all Revolving Loans, Letter of Credit Accommodations, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Extension Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts



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are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         12.43 "Obligor" shall mean in addition to each Credit Party other than Borrower, any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         12.44 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         12.45 "PACA" shall mean the "Packers and Stockyards Act", 7 USC Section 181, et.seq.

         12.46 "PASA" shall mean the "Perishable Agricultural Commodities Act", 7 USC Section 499a, et. seq.

         12.47 "Pledged Cash" shall mean the cash collateral delivered by Borrower to Lender pursuant to a "Cash Collateral Pledge And Security Agreement"




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(the "Cash Collateral Agreement"), dated as of the date hereof subject to the provisions of such Cash Collateral Agreement and this Extension Agreement.

         12.48 "Prime Rate" shall mean the rate from time to time advised by Westernbank Puerto Rico, or its successors, to its clients as its "prime rate", whether or not such advised rate is the best rate available at such bank. As of the date hereof the Prime Rate is 4.25%.

         12.49 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         12.50 "Real Estate Security" shall include (a) those leasehold mortgages requested by Lender to be granted by Borrowers; (b) the mortgage liens on the Real Property and interests of Borrower and the other credit parties described in Schedule 5.1(d) hereto (the "Mortgages"), (c) the mortgage notes described on Schedule 5.1(d) hereto to be pledged to Lender and (d) liens and security interests in favor of Lender on all other Real Property of Borrowers and each other credit Party all, on the terms and subject to the provisions contained herein and in the other applicable Financing Agreements.




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         12.51 "Real Property" shall mean all now owned and hereafter acquired real property of any Borrower and each other Credit Party, including leasehold interests and those real properties described on Schedule 5.1(d) hereto, together with all buildings, structures and other improvements located thereon and all licenses, easements and appurtenances relating thereto, whenever located.

         12.52 " Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower : (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to any Borrower in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instrument, notes, general intangibles and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or to or for the benefit of any third person (including loans or advances to any



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Affiliates or Subsidiaries of NSC or otherwise associated with any Accounts,
Inventory or general intangibles of any Borrower (including without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any process thereof and proceeds of insurance covering the lives of employees on which Borrower is a beneficiary.

         12.53 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).



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         12.54 "Reference Bank" shall mean Westernbank Puerto Rico or such other bank as Lender may from time to time designate.

         12.55 "Restricted Junior Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower now or hereafter outstanding or any payment on account of a return of capital or (b) any redemption, retirement, purchase or other acquisition, direct of indirect, of any shares of any class of stock of any Borrower now or hereafter outstanding or (c) any payment, direct or indirect, of any interest, principal of or premium, if any, on any redemption, retirement, purchase or other acquisition, direct or indirect, of any Subordinated Debt, or
(d) any payment of money or transfer of any interest in any asset to any Affiliate of a Borrower.

         12.56 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Article III hereof.



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         12.57 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date thereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         12.58 "Subordinated Debt" shall mean all liabilities, indebtedness and obligations of any Borrower, NSC or any other Subsidiary of NSC to any person the payment of which is restricted by this Agreement, any of the other Financing Agreements or any of the Credit Documents.



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         12.59 "Suppressed Availability" shall mean the amount, as determined by
Lender, calculated at any time, which Borrowers shall otherwise be entitled to borrow under applicable lending formulas but which shall not be available to, and which shall be withheld from, Borrowers.

         12.60 "Uniform Commercial Code" or "UCC" shall include the Puerto Rico "Commercial Transactions Act" and "UCC shall mean the Uniform Commercial Code.

         12.61 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

         12.62 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance



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with GAAP), PROVIDED, THAT, as to Borrowers, for purposes of Section 15.12, (i)
the liabilities of Borrowers to Lender under this Extension Agreement and (ii) the current amount of Borrowers' reserves for self insurance liabilities, shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

                                  ARTICLE XXIII

                        JURY TRIAL WAIVER; OTHER WAIVERS
                           AND CONSENTS; GOVERNING LAW



         13.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

         (a) The validity, interpretation and enforcement of this Extension Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto with respect thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Puerto Rico (without giving effect to principles of conflicts of law).

         (b) Borrowers and NSC and Lender irrevocably consent and submit to the non- exclusive jurisdiction of the United States District Court for the District of Puerto Rico and to the Court of First Instance, (Superior Court), of San



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Juan, Puerto Rico and waive any objection based on venue or FORUM NON
CONVENIENCES with respect to any action instituted therein arising under this Extension Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Extension Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrowers or NSC or their respective property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

         (c) Borrower, NSC and Xtra each hereby waives personal service of any and all process upon each of them and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to




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be completed five (5) days after the same shall have been so deposited in the
U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, the Person so served shall appear in answer to such process, failing which such Person shall be deemed in default and judgment may be entered by Lender against such Person for the amount of the claim and other relief requested.

         (d) BORROWER AND NSC AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS EXTENSION AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR ANY OF THE CREDIT DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS EXTENSION AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR ANY OF THE CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND NSC AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND,



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ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND
THAT BORROWER, NSC AND XTRA OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) Lender shall not have any liability to Borrower or NSC (whether in tort, contract, equity or otherwise) for losses suffered by any of them in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Extension Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         13.2 WAIVER OF NOTICES. Borrower and NSC hereby hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the



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Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or NSC which Lender may elect to give shall entitle any of them to any other or further notice or demand in the same, similar or other circumstances.

         13.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower and NSC. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.



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


         13.4 WAIVER OF COUNTERCLAIMS. Borrower and NSC each waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Extension Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         13.5 INDEMNIFICATION. Borrower and NSC shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Extension Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of



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counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and NSC shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Extension Agreement.


                                   ARTICLE XIV

                        TERM OF AGREEMENT; MISCELLANEOUS


         14.1 TERM.

         (a) This Extension Agreement and the other Financing Agreements shall become effective as of the Extension Agreement Effective Date and shall continue in full force and effect for a term ending on September 30, 2003; PROVIDED THAT, Lender may in its sole discretion extend the term of this Extension Agreement and the Financing Agreements for successive monthly periods upon notice to



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Borrower given at least 1 day prior to the expiration of the then current term.
Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Atlantic Standard time.

         (b) No termination of this Extension Agreement or the other Financing Agreements shall relieve or discharge Borrower or any other Credit Party of its respective duties, obligations and covenants under this Extension Agreement, the other Financing Agreements or the Credit Documents, until all Obligations have been fully and finally discharged and paid, and Lender's continuing security



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interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements, under the Credit Documents and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

         14.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower or NSC at its respective chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         14.3 PARTIAL INVALIDITY. If any provision of this Extension Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Extension Agreement



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

shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         14.4 SUCCESSORS. This Extension Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower and NSC may not assign their rights under this Extension Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participation in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         14.5 ENTIRE AGREEMENT. This Extension Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith and the Credit




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Agreement and the other Credit Documents represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Extension Agreement and any schedule or exhibit hereto, the terms of this Extension Agreement shall govern.

         14.6 EFFECT ON CREDIT AGREEMENT. (a) The Credit Agreement and each of the other Credit Documents are hereby amended to the extent provided herein, and as may be so amended shall remain in full force and effect. Such amendment shall not constitute a modification or waiver except as specifically provided herein.

         (b) In the event of any conflict or inconsistency between any term or provision of this Extension Agreement or any of the Financing Agreements and any term or provision of any of the Credit Documents, that which is most favorable to Lender shall control.


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         (c) All rights and remedies of the Agents and the Banks under the
Credit Documents shall as of and subsequent to the date of acquisition of the Obligations by Lender accrue to and be exercisable solely by Lender.

         (d) Borrower and NSC:

         (i) State that the purchase by Lender of the Purchased Assets will be for their benefit;

         (ii) Acknowledge that the Lender will be subrogated to the rights of the Banks;

         (iii) Agree that the amount due and owing to the Banks is as stated in the Bill of Sale and Assignment Agreement and Schedules thereto between the Banks and Lender and ratified by Borrower and NSC, dated as of the date hereof;

         (iv) Represent and warrant to Lender and agree with Lender that such amounts are due and owing without any offset, defense, or counterclaim, and

         (v) Waive any claims or defenses that any alteration of the Obligations constitute an extinctive novation.

         14.7 MULTIPLE BORROWERS. References to Borrowers wherever used in this Extension Agreement, shall mean each and all of Borrowers and their respective



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successors and assigns, individually and collectively, jointly and severally, primarily and unconditionally. The liability of each Borrower hereunder shall be absolute, primary and unconditional, joint and several.


                                   ARTICLE VI

                              ADDITIONAL COVENANTS

         15.1 COSTS AND EXPENSES. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Extension Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any



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amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Extension Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter



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incurred by Lender during the course of periodic field examinations of the
Collateral and Borrower's operations including the costs of field testing by third party providers retained by Lender, plus a per diem charge at the rate of $1,000.00 per person per day plus travel, hotel and all other out of pocket expenses for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         15.2 RESTRICTED JUNIOR PAYMENTS. Borrower shall not, directly or indirectly, make any Restricted Junior Payments, except as may be permitted by(a) Section 15.10 hereof or(b) the proviso to Section 10.2(a) hereof.

         15.3 PAYMENT OF TAXES AND CLAIMS. Borrower and NSC shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets or any Real Estate Security of any Guarantor, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books.



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Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower or any other Credit Party to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non- renewal of this Extension Agreement.

         15.4 INSURANCE. Borrower and NSC shall at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form,



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

amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower and NSC in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower and NSC shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower and NSC shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.



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


         15.5 FINANCIAL STATEMENTS AND OTHER INFORMATION.

         (a) Borrower and NSC shall, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and NSC and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated and consolidating financial statements, of NSC and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of NSC and Borrowers as of the end of and through such fiscal month and (ii) within sixty (60) days after the consummation of NSC's Plan of Reorganization in the Chapter 11 Case, audited consolidated and consolidating financial statements of NSC and its subsidiaries (including in each case balance sheets, statements of income and loss,



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

statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of NSC and Borrowers as of the end of and for the immediately preceeding fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of NSC and Borrowers as of the end of and for such fiscal year and (iii) within ninety (90) days after the end of NSC's fiscal year ending November 2, 2002 financial statements of the kind described in Section 15.5(a)(ii) hereof; EXCEPT THAT, such financial statements need not be audited or accompanied by an opinion of independent public accountants, but shall be accompanied by a certificate of the Chief Executive Officer and Chief Financial Officer of each Borrower containing the opinion specified in Section 15.5(a)(ii) hereof, to the best of such officers' knowledge, in form and substance, satisfactory to Lender.

         (b) Borrower and NSC shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrowers



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and NSC business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         (c) Borrower and NSC shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any of them sends to their stockholders generally and copies of all reports and registration statements which any of them files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

         (d) Borrower and NSC shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of a Borrower and NSC to any court or other government agency upon request therefor or to any participant or assignee or prospective participant or assignee. Borrower and NSC hereby irrevocably authorize and direct all accountants or



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

auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of NSC and each of its subsidiaries and any reports or management letters prepared by such accountants or auditors on behalf of NSC and its subsidiaries and to disclose to Lender such information as they may have regarding the business of NSC and its subsidiaries. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

         (e) Borrower shall deliver, or cause to be delivered, to Lender, within sixty (60) days after the Closing Date, opening consolidated and consolidating balance sheets of NSC and Borrowers after giving effect to the transactions contemplated by this Extension Agreement, together with the certification of the Chief Executive Officer and Chief Financial Officer of each Borrower to the effect that such opening balance sheets have been prepared in accordance with GAAP and present fairly the financial condition of NSC and its subsidiaries as of such date.

         15.6 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower and NSC shall not directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise




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

dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrowers so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year of Borrower) or (c) form or acquire any subsidiaries, or transfer any assets to any of its subsidiaries, or (d) wind up, liquidate or dissolve or
(e) agree to do any of the foregoing.

         15.7 ENCUMBRANCES. Borrower and NSC shall not incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their respective assets or



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

properties, including the Collateral, EXCEPT: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or NSC and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower or NSC business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or NSC, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower or NSC as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $250,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower or NSC other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the



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

Equipment or real estate so acquired, as the case may be; and (f) the security interests and liens set forth on Schedule 8.4 hereto.

         15.8 INDEBTEDNESS. Borrower and NSC shall not, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

         (a)  the Obligations;

         (b) trade accounts payable not unpaid more than the greater of (i) sixty (60) days past the invoice date or (ii) the due date thereof, unless Lender has established Availability Reserves with respect thereto, and other trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower or NSC is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower or NSC and with respect to which adequate reserves have been set aside on its books;

         (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

         (d) unsecured indebtedness of Borrower or NSC for borrowed money incurred after the date hereof owing to any person other than any shareholder,


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officer, director, agent, employee or affiliate of Borrower on commercially reasonable rates and terms pursuant to an arm's length transaction; PROVIDED, THAT, (i) Lender shall have received not less than five (5) business days prior written notice of the intention to incur such indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such indebtedness, the person to whom such indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may reasonably request with respect thereto, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness,
(iii) the aggregate amount of such indebtedness at any time outstanding shall not exceed $250,000, (iv) on and before the date of incurring such indebtedness and after giving effect thereto, no Event of Default, or event which with the giving notice or the passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (v) Borrower or NSC may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument



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evidencing or giving rise to such indebtedness as in effect on the date of the execution thereof, and (vi) Borrower or NSC shall not, directly or indirectly,
(A) make any prepayments or other non-mandatory payments in respect of such indebtedness, or (B) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto, or (C) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrower or NSC shall furnish to Lender all notices, demands or other materials in connection with such indebtedness either received by Borrower or NSC or on its behalf, promptly after the receipt thereof, or sent by Borrower, NSC or on its behalf, concurrently with the sending thereof, as the case may be; and

         (e) indebtedness of Borrowers and NSC described on Schedule 15.8(e) hereto PROVIDED, THAT: (i) the individual principal amounts of such indebtedness and aggregate principal amounts of all such indebtedness shall not exceed the amounts shown on such Schedule 15.8(e) hereto less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect



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thereof, plus interest thereon at the rate provided for in such agreement or instrument as in effect on the date hereof, (ii) Borrowers and NSC may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness and with respect to NSC as modified in it's the Chapter 11 Case and previously approved, in writing, by Lender, (iii)Borrowers and NSC shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto and with respect to NSC as modified in it's the Chapter 11 Case and previously approved, in writing, by Lender, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrowers and NSC shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or NSC or on its behalf, promptly after the receipt thereof, or sent by a Borrower or NSC or on their behalf, concurrently with the sending thereof, as the case may be.

         15.9 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower and NSC shall not directly or indirectly, make or permit to exist any loans or advance money or property to any person, or invest in (by capital contribution, dividend or




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otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, EXCEPT: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; PROVIDED THAT, as to any of the foregoing, unless waived in writing by Lender, Borrower and NSC shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the loans, advances and guarantees set forth on Schedule
15.9 hereto; PROVIDED, THAT, as to such loans, advances and guarantees, (i) Borrower and NSC shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for




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such purpose, and (ii) Borrower and NSC shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or NSC or on its behalf, promptly after the receipt thereof, or sent by a Borrower or NSC or on its behalf, concurrently with the sending thereof, as the case may be; and
(d) loans and advances not in excess of the amount of $500,000 outstanding in the aggregate for all such loans and advances during the term of this Extension Agreement ; provided that no such loan or advance shall be made to any Affiliate of Borrower or any Person described on Schedule 15.21 hereto.

         15.10 TRANSACTIONS WITH AFFILIATES. Borrower and NSC shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Persons business and upon fair and reasonable terms no less favorable to such Person than such Person would obtain in a comparable arm's length transaction with an unaffiliated person (but in no



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event may Borrower, or NSC sell, transfer or lease any property to any subsidiary) or (b) make any payments (i) of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with or any Credit Party or (ii) of any compensation to any employee except reasonable compensation to employees for services rendered to in the ordinary course of business, not in violation of Section 15.21 hereof.

         15.11 ADDITIONAL BANK ACCOUNTS. Borrower, and NSC shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower or NSC to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         15.12 WORKING CAPITAL. Borrower and NSC shall, at all times, maintain consolidated Working Capital of not less than $5,000,000.



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         15.13 ADJUSTED NET WORTH. Borrower and NSC shall at all times, maintain a consolidated Adjusted Net Worth of not less than $ 25,000,000.

         15.14 SUPPRESSED AVAILABILITY. (a) Borrower shall, maintain with Lender, at all times after the date hereof, Suppressed Availability of not less than $1,800,000. Lender may, but shall not be required to and in addition to its other rights, in its discretion, use the amount of Suppressed Availability (i) to pay costs and expenses incurred by Borrower or chargeable to the Borrower under this Extension Agreement, (ii) to cure defaults of Borrower or NSC under this Extension Agreement, or by Borrower or NSC or any other Obligor under any of the other Financing Agreements or any other agreement of Borrower or NSC with any third party, (iii) to pay taxes of Borrower or NSC and (iv) for, any other purpose permitted by, or to make any other payment which Lender is authorized to make, under this Extension Agreement.

         (b) If the amount of Suppressed Availability shall at any time be less than $1,800,000 Borrower shall, at all times, on notice by Lender, immediately take such actions as are required by Lender, including delivery to Lender of


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additional Pledged Cash, so that the amount of Suppressed Availability shall not be less than $1,800,000.

         15.15 CHANGES IN EQUITY. Borrowers and NSC shall not (a) cease to have their respective capital stock or other equity interests owned by the Persons now owning such stock in the same percentages of other equity interests ownership now held by such Persons or (b) issue, sell or deliver any shares or other equity interests of their respective capital stock, rights, options, warrants or calls to purchase any shares of their respective capital stock other equity interests or securities convertible into shares of their respective capital stock other equity interests.

         15.16 LOAN AMOUNT CERTIFICATE. Borrower and NSC shall, promptly upon the request of Lender, but not more often the 4 times in any fiscal year and in any event together with the audited Financial Statements referred to in Section
15.5 hereof furnish to Lender a certificate, signed by their President and Chief Financial Officer, stating as of the date thereof (a) the then outstanding balance of the Loans and (b) that no defense, offset or counterclaim exists with respect to Borrowers obligation to pay such Loans or if any does exist,



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specifying in detail the nature and amount thereof and the facts upon which based.

         15.17 COMPLIANCE WITH ERISA. (a) Borrower and NSC shall not, and shall not permit any other Credit Party to, with respect to any "employee benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under
Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event(other than those as to which the Pension Benefit Guaranty Corporation has waived notice pursuant to Regulation) or any other event or condition which presents a material risk of termination by



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

the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or
(vi) incur any withdrawal liability with respect to any multi employer pension plan.

         (b) As used in this Section 9.21 the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

         15.18 ADDITIONAL FINANCIAL COVENANTS. (a) Borrowers and NSC agree that, as of the close of their fiscal year ending November 2, 2002, and for the 52-53 week period then ending, they will have a consolidated Fixed Charge Coverage Ratio equal to or greater than 1.5 to 1; PROVIDED THAT, for purposes of this computation there shall be excluded as current maturities of Debt the amount of the Loans to Pueblo by the Banks and the amount of the PXI Notes, as of such date.

         (b) Borrower and NSC agree that, as of the close of their fiscal year ending November 2, 2002, and for the 52-53 week period then ending they will


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derive consolidated (i) EBITDA of not less than $25,000,000 and (ii)
consolidated Net Revenue of not less than $525,000,000.

         (c) Borrowers and NSC agree that, as of the close of their fiscal year ending November 2, 2002, and for the 52-53 week period then ending the ratio of their consolidated Debt to consolidated EBITDA will not be greater than 10 to 1.

         (d) The financial covenants in this Section 15.18 and Sections 15.12 and 15.13 hereof supercede, amend and replace the financial covenants in the Credit Agreement(Sections 8.09, 8.10 and 8.11 thereof).

         15.19 ADDITIONAL COVENANTS.

         (a) Within sixty (60) days from the date hereof Borrowers shall deliver to Lender such appraisals regarding the Real Property forming part of the Real Estate Security from appraisers acceptable to Lender, as Lender may request, all in form and substance satisfactory Lender; PROVIDED THAT if such appraisals shall reflect that such Real Property shall have a net fair market value of less than $48,000,000 (after reduction for the amount of existing liens thereon) Borrowers shall on demand furnish to Lender additional Pledged Cash for the difference, between (i) $48,000,000 and (ii) the net fair market value reflected in such appraisals.


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         (b) Borrowers shall deliver to Lender, within 10 days of the close of each month a report of essential payments made and expenses incurred, by Borrowers during such month in such detail as Lender may request.

         (c) Borrowers shall deliver to Lender within 10 days of the close of each quarter a progress report with respect to Borrowers' store remodeling, relocation and opening plans.

         (d) Within 10 days of the close of each month Borrowers shall deliver to Lender a comparison of its actual "availability" for the preceding month with its budgeted "availability" for such month.

         (e) Borrowers shall furnish to Lender within 10 days of the close of each quarter a status report on its leased properties, in form and detail and covering those matters as requested by Lender.

         15.20 ENVIRONMENTAL AUDITS. Within ninety (90) days from the date of a request by Lender from time to time Borrower shall deliver to Lender, at its expense updated environmental audits of the real estate and the Real Estate Security conducted by an environmental firm acceptable to Lender and in form, scope and methodology satisfactory to Lender confirming that (a) Borrower and an other Credit Parties are in compliance with all Environmental Laws, in all materials respects and (b) there is no material potential or actual liability of



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any Borrower or any Credit Party for any remedial action with respect to any environmental condition or any other significant environmental problems; PROVIDED THAT, if such audits cannot confirm such compliance or that there is no such liability, Borrowers shall forthwith at their expense, diligently take all remedial action necessary to cure such condition, effect such compliance and discharge such liability, to such firm's satisfaction.

         15.21 MANAGEMENT COMPENSATION. Borrower and NSC will not pay compensation or management, consulting or other fees for management or similar services directly or indirectly, to or for the benefit of (a) as to those Persons listed on Schedule 15.21 hereto in per annum amounts in the aggregate in excess of that set forth and determined as described on Schedule 15.21 hereto, including performance and incentive bonuses, for each such person, (b) as to any Affiliate or direct or indirect or beneficial stockholder an additional per annum amount in excess of $120,000 and (c) as to all other officers, directors or consultants amounts in excess of that which is reasonable, ordinary and necessary.


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         15.22 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower and NSC shall and shall, cause each other Credit Party to at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans and provide Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

         15.23 BUSINESS NAMES. Borrowers and NSC shall not use any trade names in the conduct of their business and operations other than (a)those listed on
Schedule 8.14 hereto and (b)those trade names which a Borrower may hereafter use



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after (i) having given Lender at least 15 Business Days notice after the filing for registration of such name and (ii) taking all such actions and executing and delivering all such agreements, instruments, notices and documents as Lender shall request to(A) grant to Lender a valid and perfected first and prior security interest and lien therein and (B) protect and preserve Lenders's security interests and liens in the other Collateral.

         15.24 MAINTENANCE OF EXISTENCE. Borrower and NSC shall at all times preserve, renew and keep in full, force and effect their respective corporate or other existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrowers and NSC shall give Lender thirty (30) days prior written notice of any proposed change in any of their corporate or other names, which notice shall set forth the new name(s) and Borrowers and NSC shall deliver to Lender a copy of the amendment to the Certificate of Incorporation or other organizational document of Borrower or NSC



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


providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Person as soon as it is available.

         15.25 NEW COLLATERAL LOCATIONS. Borrowers may open any new store location within Puerto Rico or the United States Virgin Island provided Borrowers (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

          15.26 COMPLIANCE WITH LAWS, REGULATIONS, ETC. (a) Borrowers and NSC shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits


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


and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

         (b) Borrowers and NSC shall establish and maintain, at its expense, a system to assure and monitor their continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers and NSC shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

         (c) Borrowers and NSC shall give both oral and written notice to Lender immediately upon a Borrower's or NSC's receipt of any notice of, or a Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by (1) Borrower or (2) any Guarantor with respect to any


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


Real Estate Security or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects (1) Borrower or NSC or their respective business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials or (2) any Real Estate Security given by any Guarantor.

         (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or NSC with respect to any Real Estate Security, in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense:
(i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's or NSC's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any



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

environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' or NSC's response thereto or the estimated costs thereof, shall change in any material respect.

         (e) Borrowers and NSC shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or NSC or any Real Estate Security given by any of them and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section
15.27 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         15.27 CHAPTER 11 PLAN. The principal economic terms of NSC's tentative proposed Plan of Reorganization in the Chapter 11 Case is set forth on Exhibit C



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

hereto. NSC shall keep Lender appraised of the status of such Plan and advise Lender of any changes, modifications or alterations thereto. The principal economic terms of the primary plan with respect to the Senior Note Claims (as defined therein) is acceptable to Lender; but the Alternative Plan (as defined therein) is not acceptable to Lender. NSC shall not make any material change (as determined solely by Lender) to such proposed Plan or submit any Plan of Reorganization in the Chapter 11 Case not previously approved by Lender. Lender's acceptance of such proposed Plan is conditioned on and subject to(a) restructuring the security under the Credit Documents so that under the Definitive Loan Agreement and Definitive Financing Agreements(i) the Liens and security interests in the Collateral currently pledged to NSC are granted to Lender directly by the owners of such Collateral rather than first to NSC and then by NSC to Lender and (ii) NSC is granted a security interest therein, junior, subject and fully subordinate to the Liens and security interests of Lender therein; all in form and substance satisfactory to Lender and (b) the Alternate Plan not becoming operative. Lender has not reviewed or approved NSC's draft "Reorganization Plan of Nutritional Sourcing Corporation".



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


         IN WITNESS WHEREOF, Lender and Borrowers and NSC have caused these presents to be duly executed as of the day and year first above written.

LENDER:

WESTERNBANK PUERTO RICO


By: /s/ Miguel Vazquez
  --------------------------------
         Miguel Vazquez
Title:   President
         Business Credit Division

Address: 268 Munoz Rivera Avenue
         Suite 600   6th Floor
         Westernbank World Plaza
         Hato Rey, Puerto Rico 00918

Further the undersigned Credit Parties ratify and confirm all of their respective Obligations under the Credit Documents.




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

BORROWERS:



Attest:
                                          Pueblo International, LLC
                                          (f/k/a Pueblo International, Inc.)

/s/ Fernando J. Bonilla
-----------------------
Secretary                             By:    /s/ Daniel J. O'Leary
                                          -----------------------------
(Seal)                                    Name:  Daniel J. O'Leary
                                          Title: Executive Vice President
                                                 and Chief Financial
                                                 Officer


                                          Chief Executive Office:
                                          1300 N.W. 22nd Street
                                          Pompano Beach, FL   33069


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

Attest:                                   Xtra Super Food Centers, Inc.

/s/ Fernando J. Bonilla
-----------------------
Secretary                             By:  /s/ Daniel J. O'Leary
                                          -----------------------------
(Seal)                                    Name: Daniel J. O'Leary
                                          Title: Executive Vice President
                                                 and Chief Financial
                                                 Officer

                                          Chief Executive Office:
                                          1300 N.W. 22nd Street
                                          Pompano Beach, FL   33069

Attest:
/s/ Fernando J. Bonilla                   Pueblo Entertainment, Inc.,
-----------------------
Secretary                             By:  /s/ Daniel J. O'Leary
                                          -----------------------------
                                          Name: Daniel J. O'Leary
(Seal)                                    Title: Executive Vice President
                                                 and Chief Financial
                                                 Officer

                                          Chief Executive Office:
                                          1300 N.W. 22nd Street
                                          Pompano Beach, FL   33069

Attest
/s/ Fernando J. Bonilla                   Xtra Merger Corporation
-----------------------
Secretary                             By:    /s/ Daniel J. O'Leary
                                          -----------------------------
                                          Name:  Daniel J. O'Leary
(Seal)                                    Title: Executive Vice
                                                 President and Chief
                                                 Financial Officer


                                          Chief Executive Office:
                                          1300 N.W. 22nd Street
                                          Pompano Beach, FL   33069



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

Attest:                                   All Truck, Inc.
/s/ Fernando J. Bonilla
-----------------------
Secretary                             By:   /s/ Daniel J. O'Leary
                                          -----------------------------
                                          Name:  Daniel J. O'Leary
(Seal)                                    Title: Executive Vice
                                                 President and Chief
                                                 Financial Officer


                                          Chief Executive Office:
                                          1300 N.W. 22 Street
                                          Pompano Beach, FL 33069

Attest:
/s/ Fernando J. Bonilla                   Caribad, Inc.
-----------------------
Secretary                             By:    /s/ Daniel J. O'Leary
                                          -----------------------------
                                          Name:  Daniel J. O'Leary
(Seal)                                    Title: Executive Vice President
                                                 and Chief Financial
                                                 Officer


                                          Chief Executive Office:
                                          1300 N.W. 22nd Street
                                          Pompano Beach, FL   33069


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





OTHER CREDIT
PARTIES:

Attest:
                                          Nutritional Sourcing Corporation
/s/ Fernando J. Bonilla                  (f/k/a Pueblo Xtra International, Inc.)
-----------------------
Secretary                             By:  /s/ Daniel J. O'Leary
                                          -----------------------------
                                          Name:  Daniel J. O'Leary
(Seal)                                    Title: Executive Vice President
                                                 & Chief Financial Officer

                                          Chief Executive Office:
                                          550 Biltmore Way - Suite 900
                                          Coral Gables, FL   33134



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